UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2016

NVIDIA CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA (Address of principal executive offices)	95050 (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 12, 2016, NVIDIA Corporation (the “Company”) entered into an agreement (the “Termination Agreement”) with Goldman, Sachs & Co. (“Goldman”) to terminate certain of the outstanding warrants to purchase shares of the Company’s common stock (the “Common Stock”) that were issued to Goldman pursuant to two letter agreements between the Company and Goldman, one dated as of November 25, 2013 (the “Base Warrant Transaction”), and the other dated as of November 26, 2013 (the “Additional Warrant Transaction”). Pursuant to the terms of the Termination Agreement, 63,259,180.62 warrants in aggregate will be terminated. In consideration of the termination of these warrants, the Company will deliver shares of Common Stock to Goldman, the amount of which will be determined each day based on the daily volume-weighted average price of the Common Stock during an observation period beginning December 13, 2016 and ending January 31, 2017. The shares of Common Stock issuable under the Termination Agreement are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.
A copy of the Termination Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Termination Agreement contained in this Form 8-K is qualified in its entirety by reference to the Termination Agreement.

Item 3.02. Unregistered Sales of Equity Securities.
The information required by Item 3.02 is contained in Item 1.01 of this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Termination Agreement, dated as of December 12, 2016, by and between NVIDIA Corporation and Goldman, Sachs & Co.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: December 12, 2016	By: /s/ Colette M. Kress
Colette M. Kress
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement, dated as of December 12, 2016, by and between NVIDIA Corporation and Goldman, Sachs & Co.